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                                                                    EXHIBIT 10.7




                  CVC SUBSCRIPTION AGREEMENT dated as of January __1997, between MSX INTERNATIONAL, INC., a Delaware corporation (the "Company"), and CITICORP VENTURE CAPITAL, LTD., a New York corporation (the "Purchaser"). Certain capitalized terms have the meanings provided in Section 9 hereof. Capitalized terms not otherwise defined herein are used as defined in the Stockholders' Agreement (defined below).


                                    RECITALS

                  WHEREAS, the Company and MascoTech, Inc., a Delaware corporation ("MascoTech") have entered into that certain Acquisition Agreement dated as of November 12, 1996 (as may be amended, supplemented or modified from time to time, the "Acquisition Agreement"), pursuant to which, among other things, the Company, directly or indirectly through one or more of its Subsidiaries, is acquiring the Business and the APX Continuing Business (each as defined in the Acquisition Agreement) and the interest of MascoTech in and to all the issued and outstanding shares of capital stock of MascoTech Limited, a wholly-owned subsidiary of MascoTech organized under the laws of England.

                  WHEREAS, at the Closing (as hereinafter defined), the Purchaser, the Company and certain other persons will execute and deliver a Stockholders' Agreement dated as of the date hereof (the "Stockholders' Agreement") and a Registration Rights Agreement dated as of the date hereof (the "Registration Rights Agreement"; and together with this Agreement and the Stockholders' Agreement, the "Operative Agreements"); and

                  WHEREAS, in connection with the transactions contemplated by the Acquisition Agreement, the Purchaser desires to subscribe for and acquire from the Company, and the Company desires to issue and sell to the Purchaser, the following securities:

(i) 10,938 shares of the Company's Series A-1 Common Stock, par value $.01 per share (the "Series A-1 Common Stock"),

(ii) 10,938 shares of the Company's Series A-2 Common Stock, par value $.01 per share (the "Series A-2 Common Stock"),

(iii) 10,938 shares of the Company's Series A-3 Common Stock, par value $.01 per share (the "Series A-3 Common Stock"),

(iv) 10,938 shares of the Company's Series A-4 Common Stock, par value $.01 per share (the "Series A-4 Common Stock"; and together with the Series A-1 Common Stock, the Series A-2 Common Stock and the Series A-3 Common Stock, the "Class A Common Stock"),




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                                                      CVC SUBSCRIPTION AGREEMENT

(v) 180,000 shares of the Company's Series A Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"; and together with the Class A Common Stock being purchased hereunder, the "Securities"), all on the terms and subject to the conditions set forth herein.

                  NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1.   Purchase and Sale of the Securities.

                       (a) Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement, at the Closing (as hereinafter defined), the Purchaser, in reliance upon the representations, warranties and agreements of the Company contained herein, hereby subscribes for and agrees to purchase from the Company, and the Company, in reliance on the representations, warranties and agreements of the Purchaser contained herein, hereby agrees to issue and sell to the Purchaser, the Securities.

                       (b) Purchase Price. The purchase price to be paid by the Purchaser for the Securities being purchased by the Purchaser pursuant to
Section 1(a) shall be (i) $40.00 per share for each share of Series A-1 Common Stock, Series A-2 Common Stock, Series A-3 Common Stock and Series A-4 Common and (ii) $100.00 per share for each share of Series A Preferred Stock, for an aggregate cash purchase price of $19,750,080.00.

                  2.   The Closing.

                       (a) Closing. The closing of the purchase and sale of the Securities (the "Closing") will take place at the same time and place, and concurrently with, the closing under the Acquisition Agreement, or at such other date and time as the parties hereto mutually agree. The date on which the Closing occurs is referred to herein as the "Closing Date".

                       (b) Deliveries by the Company. At the Closing, the Company shall deliver to the Purchaser stock certificates, registered in the Purchaser's name, representing the Securities. At the Closing, the Company will also execute and deliver the Operative Agreements. the Company will also provide to the Purchaser true and complete copies of the unaudited pro forma balance sheet of the Company as of the Closing Date, after giving effect to the transactions contemplated by the Acquisition Agreement.

                       (c) Deliveries by the Purchaser. At the Closing, the Purchaser will deliver to the Company, by wire transfer of immediately available funds to an account maintained at a commercial bank located in the United States designated by the Company, or by such other method as the Company and the Purchaser shall mutually agree, the aggregate cash purchase price required to be paid by the Purchaser pursuant to Section 1(b). At the Closing, the Purchaser will also execute and deliver the Operative Agreements.

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                                                  CVC SUBSCRIPTION AGREEMENT


                  3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as follows:

                       (a) Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has full corporate power and authority to enter into the Operative Agreements, to perform its obligations thereunder and to consummate the transactions contemplated thereby.

                       (b) Authority. The execution and delivery of the Operative Agreements by the Company, and the performance by the Company of its obligations thereunder, have been duly authorized by all necessary corporate action by the Company. Each of the Operative Agreements has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                       (c) Securities. The Securities, when issued and delivered to the Purchaser pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable.

                       (d) Small Business Matters. The Company acknowledges that it is aware that the Purchaser is a Federal licensee under the SBIC Act. The information regarding the Company and its "affiliates" (within the meaning ascribed thereto in 13 CFR ss.121.103) to be set forth in SBA Form 652 and SBA Form 1031 will be accurate and complete in all respects. Copies of such forms shall be completed by the Company and delivered to the Purchaser at or prior to the Closing. Neither the Company nor any subsidiary of the Company presently engages in, or shall hereafter engage in, any activities, nor shall the Company or any subsidiary of the Company use directly or indirectly the proceeds from the sale of the Securities hereunder, for any purpose for which an SBIC is prohibited from providing "Financing" (within the meaning ascribed thereto in the SBIC Regulations, including, without limitation, 13 CFR ss.107.720). The Company has not received any "Financing" from any SBIC (other than the Purchaser).

                  4. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows:

                       (a) Authority. The Purchaser has the requisite power and authority to execute and deliver the Operative Agreements, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated thereby. Each of the Operative Agreements have been duly and validly executed and delivered by the Purchaser and constitute the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

                       (b) No Violation, Etc. The execution and delivery by the Purchaser of each of the Operative Agreements does not, and the performance by the Purchaser of its obligations under each of the Operative Agreements and the consummation of the transactions contemplated thereby will not, (i) conflict with, result in any violation of or default under, or result in any person having the right to terminate or modify, any note, bond, mortgage, license, lease, contract, commitment, agreement or arrangement to which the Purchaser is a party or by which any of its properties or assets are bound or


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                                                     CVC SUBSCRIPTION AGREEMENT

(ii) conflict with, contravene, or result in any violation of any material judgment, order or decree, or statute, law, ordinance, rule or regulation, in each case applicable to the Purchaser or to any of the property or assets of the Purchaser. Except for the filing of SBA Forms 652 and 1031 with the SBA, no consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required to be obtained or made by the Purchaser in connection with the execution and delivery of this Agreement or any or all of the Operative Agreements or the consummation of the transactions contemplated hereby or thereby. No commission, fee or other remuneration is to be paid or given, directly or indirectly, to any Person by the Company or by the Purchaser for soliciting the Purchaser to purchase the Securities.

                       (c) Investment Intention; Limited Resales. The Purchaser is acquiring the Securities for the purpose of investment and not with a view to, or for resale in connection with, the distribution thereof and not with any present intention of distributing such Securities; provided that nothing contained herein shall restrict any transfer of the Securities made in compliance with applicable Federal and state securities laws.

                  5. Conditions to the Purchaser's Obligations. The obligation of the Purchaser to purchase the Securities is subject to (i) the representations and warranties of the Company contained in Section 3 hereof being true and correct in all material respects as of the Closing as though made on and as of the Closing, (ii) the Company's submission to the Purchaser of financial statements, plans of operation (including intended use of financing proceeds), cash flow analysis, projections and any other data reasonably requested by the Purchaser to support its investment decision hereunder and
(iii) the receipt by the Purchaser of a certificate of the Company's chief executive officer, executive vice president, treasurer or chief financial officer certifying as to the intended use of proceeds from the sale of the Securities hereunder.

                  6. Conditions to the Company's Obligations. The obligations of the Company to issue and sell the Securities is subject to (i) the consummation of the transactions contemplated by the Acquisition Agreement,
(ii) the receipt by the Company of the Purchase Price as contemplated by
Section 2(c), (iii) the execution of the Operative Agreements by the Purchaser and (iv) the representations and warranties of the Purchaser contained in
Section 4 hereof being true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date.

                  7. Update of Information. The Company hereby agrees that, for so long as Securities or other securities of the Company held by the Purchaser are outstanding, the Company will furnish the Purchaser with the following information certified by the Company's chief executive officer, president, treasurer or chief financial officer (A) within 60 days (or such shorter period of time as may reasonably be requested by the Purchaser) after and as at the close of each fiscal quarter of the Company a consolidated balance sheet of the Company and its subsidiaries and the related statements of operations, stockholders equity and cash flows for such fiscal quarter, each examined and reported upon by an independent public accounting firm of recognized standing selected by the Company, and prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied, and (B) within 120 days (or such shorter period of time as may reasonably be requested by the

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                                                      CVC SUBSCRIPTION AGREEMENT

Purchaser) after and as at the close of each fiscal year of the Company: (i) a consolidated balance sheet of the Company and its subsidiaries and the related statements of operations, stockholders equity and cash flows for such fiscal year, each examined and reported upon by an independent public accounting firm of recognized standing selected by the Company, and prepared in accordance with GAAP consistently applied, (ii) a statement that the Company and its "affiliates" (within the meaning ascribed thereto in 13 CFR ss.121.103) is eligible for Financing under the SBIC Regulations, (iii) a statement stating the use of the proceeds received hereunder (including the intended use of any such unused proceeds as of the date of such certification), until all of the proceeds received hereunder have been used by the Company and its subsidiaries, and (iv) copies of such other books, records and reports of the Company and its subsidiaries as the Purchaser may from time to time reasonably request. The Company further agrees that, for so long as securities of the Company held by the Purchaser are outstanding, the Company shall notify the Purchaser (a) at least 15 days prior to taking any action after which the number of record holders of the Company's voting stock would be increased from fewer than 50 to 50 or more, and (b) of any other action or occurrence after which the number of record holders of the Company's voting stock was increased (or would increase) from fewer than 50 to 50 or more, as soon as practicable after the Company becomes aware that such other action or occurrence has occurred or is proposed to occur.

                  8. Certain Covenants. (a) Prior to the Closing, the Company shall deliver to the Purchaser any documentation required pursuant to the SBA Act or the SBA Regulations, including, but not limited to: SBA Forms 652 and 1031 and a list containing (i) the name of each of the directors of the Company as of the Closing, (ii) the name and title of each of the officers of the Company as of the Closing and (iii) after giving effect to the transactions contemplated by this Agreement, the name of each of the stockholders of the Company setting forth the number and class of shares held. At the request of the Purchaser, the Company shall permit the Purchaser and/or the SBA and/or any Person designated by the Purchaser to inspect any of the properties, corporate books and financial records of the Company and its subsidiaries, to discuss their respective affairs and finances with the responsible officers of the Company and its subsidiaries and to make extracts from the copies of such books and records, all at such time as the Purchaser may reasonably request, for purposes of verifying information provided to the Purchaser and required by the SBA.

                       (b) Promptly after the end of each fiscal year (but in any event prior to January 31 of each year) the Company shall deliver to the Purchaser a written assessment of the economic impact of the Purchaser's investment in the Company, specifying the full-time equivalent jobs created or retained in connection with the investment, the impact of such investment on the businesses of the Company in terms of revenue and profits of the Company's business and on taxes paid by the Company and its employees.


                  9. Certain Definitions. For purposes of this Agreement the following terms shall have the meanings indicated below:

                       "SBA" means the United States Small Business
Administration, and any successor agency performing the functions thereof.

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                                                      CVC SUBSCRIPTION AGREEMENT

                       "SBIC" means a Small Business Investment Company licensed by the SBA under the SBIC Act.

                       "SBIC Act" means the Small Business Investment Act of 1958, as amended.

                       "SBIC Regulations" means the SBIC Act and the regulations issued by the SBA thereunder, codified as Title 13 of the Code of Federal Regulations ("13 CFR"), parts 107 and 121.

                  10.  Miscellaneous.

                       (a) Blue Sky. The Company agrees to use its reasonable efforts to comply with all state securities and "blue sky" laws which might be applicable to the sale of the Securities to the Purchaser.

                       (b) Binding Effect. The representations and warranties of each party to this Agreement shall be binding upon, and any action for a breach thereof may be brought against, such party and its respective heirs, successors and assigns.

                       (c) Severability. The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

                       (d) Amendment. This Agreement may be amended, modified or supplemented only by a written instrument executed by or on behalf of each of the parties hereto.

                       (e) Entire Agreement. Except as provided in the Operative Agreements, this Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof; provided, that the Securities will be subject to the Operative Agreements and the restrictions imposed on them therein, including without limitation, the right of the Company (or a designee thereof) to repurchase the Securities upon the occurrence of certain events.

                       (f) Successors and Assigns. This Agreement shall be assignable by any party hereto, but shall not be assignable by the Purchaser without the prior written consent of the Company. The rights of the Company hereunder, including the ability of the Company to rely on the representations and warranties of the Purchaser contained herein, may be assigned by the Company to any other person.

                       (g) No Third Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors and

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                                                      CVC SUBSCRIPTION AGREEMENT

assigns, and it is not the intention of the parties to confer, and no provision hereof shall confer, third-party beneficiary rights upon any other person.

                       (h) Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

                       (i) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York.

                       (j) Remedies. In the event of a breach by any party to this Agreement of its obligations under this Agreement, any party injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages and costs (including reasonable attorneys' fees), will be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Such equitable remedies and all other remedies are cumulative and not exclusive and shall be in addition to any remedies which any party may have under this Agreement or otherwise.

                       (k) Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                       (l) Service of Process. EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PARTY AT THE ADDRESS SPECIFIED IN THE STOCK RECORDS OF THE COMPANY, IN THE CASE OF PURCHASER, OR THE EXECUTIVE OFFICES OF THE COMPANY, IN THE CASE OF THE COMPANY, SUCH SERVICE TO BECOME EFFECTIVE FIFTEEN (15) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY PARTY HERETO TO SERVE ANY SUCH LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER OR TO BRING ACTIONS, SUITS OR PROCEEDINGS AGAINST ANY OF THE OTHER PARTIES HERETO IN SUCH OTHER JURISDICTIONS, AND IN SUCH MANNER, AS MAY BE PERMITTED BY ANY APPLICABLE LAW.

                       (m) Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, OR ARISING OUT OF THIS AGREEMENT. EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR

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                                                      CVC SUBSCRIPTION AGREEMENT

SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF SUCH PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE PARTIES HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

                       (n) Survival. The representations and warranties of the parties hereto shall survive the Closing.


                           [Signature Page to Follow]








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                                                     CVC SUBSCRIPTION AGREEMENT

                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by a duly authorized officer of the Purchaser and by a duly authorized officer of the Company as of the date and year first above written.

                                                  MSX INTERNATIONAL, INC.,
                                                  a Delaware corporation


                                                  By: __________________________
                                                      Name: Frederick K. Minturn
                                                      Title:   President


                                                  CITICORP VENTURE CAPITAL, LTD.


                                                  By:___________________________
                                                      Name: Michael A. Delaney
                                                      Title:   Vice President

[Signature Page to CVC Subscription]